CITY OF EKURHULENI METROPOLITAN

MUNICIPALITY (previously known as EKURHULENI METROPOLITAN MUNICIPALITY) CNR CROSS & ROSES STREETS

GERMISTON

(WHOSE CHOSEN DOMICILIUM ADDRESS IS C/O KLOPPER JONKER ATTORNEYS, CHAMBER ON TERRACE, FIRST FLOOR, TERRACE BUILDING , 1 & 3 EATON TERRACE , NEW REDRUTH, ALBERTON)

PERFORMANCE GUARANTEE NUMBER: 175-02-0183033-G

Dear Sirs

Absa Bank Limited, Registration Number 1986/004794/06, of Absa Towers North, 180 Commiss ioner Street, Johannesburg, 2001, South Africa from where this Guarantee is issued (the" Guarantor") hereby guarantees the due and punctual payment by Ergo Mining (Pty) Ltd, Registration Number 2007/004886/07 ("E RGO" ) to City of Ekurhuleni  Metropolitan  Municipality  (previously   known   as   Ekurhuleni   Metropolitan   Municipality   (the "Benefi ciary" and/or" EMM" ) up to but not beyond the maximum aggregate sum, plus interest thereon at the rate of 6.4% per annum calculated daily and compounded monthly, ("the maximum aggregate sum") which is currently invested in the trust account of ERGO's attorneys of record, Mendelow Jacobs which is the total amount of R117,233,868.40 (One Hundred and Seventeen Million Two Hundred and Thirty Three Thousand Eight Hundred and Sixty Eight Rand and Forty Cents) plus interest thereon at the rate of 6.4% per annum calculated daily and compounded monthly ("the Guaranteed Amount ").

1.            The Guaranteed Amount is in respect of litigation pending in two matters ("the two proceedings") namely:

1.1.         An application in the High Court of South Africa, Gauteng Local Division, Johannesburg under case number 14/45277 ("the Main Application ") and

1.2.         An action in the High Court of South Africa, Gauteng Local Division, Johannesbugr  under case number 19222/17 ("the EMM Action").

2.            The maximumaggregate sum is currently investedin terms of Section 78(2A) of the Attorneys Act No 53 of 1979 as amended. In an account which is held at the Sandton Branchof First National Bank, a division of FirstRandBank Limited under account number 74541226011.

3.            This Guarantee shall be in substitutionof the maximum aggregate sum as set out at paragraph 1 above. In terms of this guarantee which has been duly signed by the Guarantor, the maximum aggregate sum held in the trust account shall be paid to ERGO

4.            The Guarantor guarantees the due and punctual payment of ERGO's liability and obligation to pay the maximum aggregate sum to the Beneficiary as set out at paragraph 6 below, up to but not beyond the Guaranteed Amount.

5.            The Beneficiary shall be entitled to demand payment from the Guarantor upon a court of final instance ordering ERGO to pay EMM an amount sounding in money, pursuant to the action, up to but not beyond the Guaranteed amount:

1.            In the event of the court ordering that ERGO pay EMM a lesser amount than the Guaranteed amount, this lesser amount shall then be paid to EMM.

Alternatively

2.            Should ERGO and EMM enter into a settlement agreement in regard to the aforementioned proceedings on terms that require payment of an amount of money, up to but not beyond the Guaranteed amount.

3.            This demand shall be in writing and shall be made by the attorneys representing the Beneficiary namely Klopper Jonker Attorneys, to BGI Centre, 180 Commissioner Street, Johannesburg 2001 a copy of which shall be delivered to Mendelow Jacobs, Unit 8c, 1st Floor, 3 Melrose Boulevard, Melrose Arch, Melrose North, Johannesburg, for the attention of Alan Jacobs and shall record:

That a court of final instance has ordered payment of an amount of money by Ergo to EMM, in terms of an order as referred to above, a copy of the order shall be attached to the written demand,

Alternatively

5.1.                         That the Guaranteed Amount is due and payable by ERGO in terms of a written Settlement Agreement between ERGO and the Beneficiary, which written agreement has been made an Order of Court, a copy of the Order of Court shall be attached to the demand.

6.            The Guarantor will pay on written demand, from attorneys Klapper Jonker and will not determine the validity of the demand or become party to any claim or dispute of any nature which any party may allege.

7.            The original Guarantee shall be held in trust by Mendelow Jacobs and shall be furnished to the Guarantor once written demand is made for payment as set out in paragraph 6 above.

8.            Payment by the Guarantor under this guarantee will only be made against the surrender of the original guarantee to the Guarantor which guarantee shall be delivered by Mendelow Jacobs to the Guarantor within ten days after written demand by Klapper Jonker to Mendelow Jacobs, failing which the Beneficiary shall be entitled to claim the amount owing to the Beneficiary at that point in time directly from ERGO and ERGO shall not be entitled to raise the defence of prescription in respect of such claim by the Beneficiary.

9.            This Guarantee shall remain valid until a court of final instance has determined the EMM Action Matter. In the event that the Beneficiary is not successful with its action matter, Mendelow Jacobs attorneys shall address a demand in writing to the Guarantor and will deliver a copy of the written demand together with a copy of the court order to Klapper Jonker and the Guarantor The written demand shall record that the Beneficiary has not been successful in the action and declare in writing to ERGO and the that the Guarantee is obsolete from the date of such demand and is of no force and effect from such date.

10.          All demands must be signed by the authorised signatories, namely attorney Willem Viviers of Klapper Jonker attorneys, alternatively any other person in the employ of Klapper Jonker attorneys who has been duly authorized in writing by attorney Willem Viviers to make such demand and Alan Jacobs, alternativeyl Ronald Mendelow on behalf of Mendelow Jacobs attorneys.

11.          The Guarantor further agrees that the Beneficiary may recover from the Guarantor the Guaranteed Amount, notwithstanding that the Beneficiary may hold other guarantees in respect of the said account.

12.          This Guarantee is neither negotiable nor transferrable and is restricted to the payment of a sum of money only and limited to the Guaranteed Amount.

13.          ERGO shall be responsible for all costs in respect of this guarantee.

14.          This Guarantee shall be governedby and construed in accordance with the laws of the Republic of South Africa and shall be subject to the jurisdiction of the South African courts.

15.          The Guarantor accepts that the Beneficiary's address reflected above is the Beneficiary's domicilium citandi et executandi for all purposes in connection with this Guarantee.

16.          The Guarantor's liability under this Guarantee is principal in nature and is not subject to any agreement. The Guarantor's liability shall not be reduced, or in any way be affected by any alteration of the terms of the agreement or any other arrangements between ERGO and the Beneficiary, whether oral or in writing.

17.          This Guarantee is irrevocable.

Signed at Johannesburg on this 8th day of January 2019

for and on behalf of Absa Bank Limited Boipelo Meche

BGI Case Manager

for and on behalf of Absa Bank Limited Almarie Boshoff

BGI Centre Manager